                                                                    EXHIBIT 99

FOR RELEASE ON JULY 16, 1997  1:15 PST

FOR MORE INFORMATION CONTACT:
Eric Keller or Lois Eckmann
(408) 325-2200

          ASPECT TELECOMMUNICATIONS ANNOUNCES RECORD FINANCIAL RESULTS
                       FOR THE QUARTER ENDED JUNE 30, 1997

SAN JOSE, CA, JULY 16, 1997 -- Aspect Telecommunications Corporation (Nasdaq:ASPT) reported today record financial results including new highs for net revenues, income from operations, net income and earnings per share for the quarter ended June 30, 1997.

Net revenues of $93.5 million for the quarter ended June 30, 1997 grew 28 percent compared to the same quarter of last year and grew 2 percent compared to the quarter ended March 31, 1997. For the first six months of 1997, revenues reached $185.2 million, an increase of 32% over the first six months of 1996.

Second quarter results for 1997 included a gain of approximately $2 million ($0.02 per share, after tax) related to the sale of appreciated equity securities. Including the gain, net income of $12.6 million increased 39 percent when compared to the same quarter last year and increased 12 percent when compared to the prior quarter of 1997. On the same basis, net income for the first six months of 1997 was $23.8 million, an increase of 36% over the first six months of the last fiscal year. Fully-diluted earnings per share of $0.24, including the gain, for the second quarter of 1997 compares to $0.18 for the second quarter of last year and $0.21 for the prior quarter.

Commenting on these results, James R. Carreker, the Company's chairman and chief executive officer stated, "We are pleased to report another quarter of record financial results for the period ended June 30, 1997."

All financial results for 1996 have been restated to reflect the acquisitions of Envoy Holdings Limited on September 30, 1996 and Prospect Software, Inc. on October 21, 1996. Both acquisitions were accounted for as pooling of interests. Share and per share amounts contained in this release have been adjusted for the two-for-one stock split effective January 28, 1997.

Founded in 1985, Aspect Telecommunications is a global provider of comprehensive business solutions for mission-critical call centers. Aspect products include automatic call distributors, interactive response systems, call center management information and reporting tools, call center planning and forecasting packages, and computer-telephony integration tools and software. Aspect also provides services vital to call center environments, including business applications consulting, systems integration and training. World headquarters are located in San Jose, California. For additional information, visit Aspect on the World Wide Web at http://www.aspect.com.


Note: Aspect Telecommunications and the Aspect logo are registered trademarks of Aspect Telecommunications Corporation.

                                - tables follow -
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                      ASPECT TELECOMMUNICATIONS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)




                                                      June 30, 1997    December 31, 1996
                                                      -------------    -----------------
                                                       (Unaudited)
Assets
Current assets:
   Cash, cash equivalents and short-term
      investments                                       $134,189            $115,797
   Accounts receivable, net                               67,624              53,211
   Inventories                                            11,403              15,485
   Other current assets                                   13,848              14,731
                                                        --------            --------
      Total current assets                               227,064             199,224

Property and equipment, net                               56,521              51,348
Intangible assets, net                                    26,970              28,888
Other assets                                               3,512               3,633
                                                        --------            --------
Total assets                                            $314,067            $283,093
                                                        ========            ========


Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                     $ 11,758            $  8,187
   Accrued liabilities                                    37,987              31,477
   Customer deposits and deferred revenue                 14,781              19,481
                                                        --------            --------
     Total current liabilities                            64,526              59,145

Note payable                                               4,500               4,500
Shareholders' equity                                     245,041             219,448
                                                        --------            --------
Total liabilities and shareholders' equity              $314,067            $283,093
                                                        ========            ========

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                      ASPECT TELECOMMUNICATIONS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data - unaudited)


                                                    Three Months Ended            Six Months Ended
                                                   ---------------------       -----------------------
                                                         June 30,                     June 30,
                                                    1997          1996           1997           1996
                                                   -------       -------       --------       --------
Net revenues:
  Product                                          $65,932       $54,927       $133,484       $105,501
  Customer support                                  27,610        17,978         51,676         34,429
                                                   -------       -------       --------       --------
Total net revenues                                  93,542        72,905        185,160        139,930
Cost of revenues:
  Cost of product revenues                          20,479        18,097         43,684         34,634
  Cost of customer support revenues                 19,673        12,935         36,899         24,739
                                                   -------       -------       --------       --------
Total cost of revenues                              40,152        31,032         80,583         59,373
                                                   -------       -------       --------       --------
Gross margin                                        53,390        41,873        104,577         80,557

Operating expenses:
  Research and development                          11,550         8,181         22,512         15,665
  Selling, general and administrative               24,820        19,580         48,204         37,622
                                                   -------       -------       --------       --------
Total operating expenses                            36,370        27,761         70,716         53,287
                                                   -------       -------       --------       --------

Income from operations                              17,020        14,112         33,861         27,270
Interest and other income, net                       3,428           314          4,841            551
                                                   -------       -------       --------       --------

Income before income taxes                          20,448        14,426         38,702         27,821
Provision for income taxes                           7,872         5,352         14,900         10,322
                                                   -------       -------       --------       --------

Net income                                         $12,576       $ 9,074       $ 23,802       $ 17,499
                                                   =======       =======       ========       ========


Primary earnings per share:
   Net income per share (a)                        $  0.24       $  0.19       $   0.46       $   0.38
                                                   =======       =======       ========       ========
   Shares used in per share computations (a)        51,956        46,622         52,201         46,346
                                                   =======       =======       ========       ========


Fully diluted earnings per share:
   Net income per share (a)                        $  0.24       $  0.18       $   0.46       $   0.35
                                                   =======       =======       ========       ========
   Shares used in per share computations (a)        52,063        52,282         52,201         52,143
                                                   =======       =======       ========       ========




(a) Share and per share data for all periods presented reflect a two-for-one stock split effective January 28, 1997.